Exhibit 99.1

Verrica Pharmaceuticals Reports Third Quarter 2026 Financial Results

– Company reports record U.S. YCANTH net product revenue of $5.7 million in Q3 2026, up 11.9% over the previous quarter and 57.9% year-over-year, and total revenue of $6.9 million –

– Enrollment completed in the first of two pivotal trials in the global Phase 3 common warts program, with topline data for each trial expected in Q1 2027 and mid-2027, respectively –

– Company achieved pre-defined revenue, growth and operational milestones under credit facility to unlock full access to $27.5 million of non-dilutive growth capital and further extend cash runway through data readout for both common warts trials –

– Company is now exploring the development of its oncolytic peptide, VP-315, for the treatment of patients with Gorlin syndrome, a rare genetic disease characterized by frequent emergence of basal cell carcinomas –

– Conference call scheduled for Thursday, November 12, 2026, at 4:30 pm ET –

WEST CHESTER, PA – November 12, 2026 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica” or the “Company”) (Nasdaq: VRCA), a therapeutics company developing and commercializing medications for the treatment of dermatological diseases, including skin cancers, today announced financial results for the third quarter ended September 30, 2026.

“Verrica made progress in growing our commercial YCANTH business for molluscum contagiosum while advancing our late-stage pipeline for two of the most prevalent skin diseases, and extending our cash runway during the third quarter,” said Jayson Rieger, PhD, MBA, President and Chief Executive Officer of Verrica. “YCANTH had another record quarter for revenue, and we are now turning our focus to maximize conversion of written to filled prescriptions and ensuring optimal insurance coverage. The efforts that began earlier this year, most notably under our YCanthRx non-dispensing pharmacy option, have matured, and during the quarter we began realizing the benefits of these efforts with improvement in gross to net.”

Dr. Rieger continued, “We are also executing on our label expansion strategy for YCANTH into common warts. In August, we announced the completion of enrollment in the first pivotal trial of our global Phase 3 program in common warts after an interim analysis recommended that no additional patients were needed to power the trial. We have also enrolled more than 50% of the current patient target in the second pivotal trial, and we expect topline data from these trials in the first quarter of 2027 and mid-2027, respectively. Under our current operating plan, including finishing the global Phase 3 program in common warts, and the full utilization of our credit facility, we now have sufficient liquidity to fund operations through data readouts for both pivotal trials of the common warts program. With a prevalence of approximately 22 million patients in the U.S. alone and no FDA-approved prescription drug therapies, we believe that securing a label expansion for YCANTH into common warts could represent a multibillion-dollar commercial opportunity, if approved. Finally, we are now exploring the potential of VP-315 to treat patients with Gorlin syndrome, a rare disease that leads to dozens or hundreds of basal cell carcinomas over the patient’s lifetime, often presenting them with substantial surgical fatigue. We believe our foundational data in sporadic BCC provides promise for the potential benefit of VP-315 to Gorlin patients, and we will provide more details as the clinical protocol and anticipated timelines are finalized. We are excited about our future at Verrica, having built a solid commercial foundation to support promotion of YCANTH for molluscum which we can leverage upon any approval of YCANTH for common warts or VP-315 for BCC or Gorlin syndrome.”

Conference Call and Webcast Information

The Company will host a conference call on Thursday, November 12, 2026, at 4:30 pm ET, to discuss its third quarter 2026 financial results and provide a business update. To participate in the conference call, please use the following information:

Domestic Dial-In Number: Toll-Free: 1-833-419-0865

International Dial-In Number: 1-785-838-9333

Conference ID: VERRICA

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1777570&tp_key=5f6b4ae4b1

The call will be broadcast live over the web and can also be accessed on Verrica’s website: www.verrica.com. A replay will be available for one month in the Events Calendar of the Investors section of the Company’s website.

Business Highlights and Recent Developments

YCANTH® (VP-102)

•	During the third quarter, the Company recorded YCANTH net product revenue of $5.7 million, up 11.9% over the previous quarter and 57.9% year-over-year, and total revenue of $6.9 million.

•

During the third quarter, YCANTH dispensed applicator units totaled 19,135, representing a year-over-year increase of approximately 36% from the third quarter of 2025. On a sequential basis, YCANTH dispensed applicator units decreased approximately 2.5% from the prior quarter. We believe this decrease reflects summer travel seasonality, with both patients and providers.

•

On September 30, 2026, the Company announced new pooled analysis data from its two registrational Phase 3 trials of YCANTH for molluscum. These data indicated that patients treated with YCANTH achieved complete clearance at a rate approximately four times faster than patients who were treated with a placebo, and three times as many YCANTH-treated patients achieved complete clearance at each treatment visit.

•

On August 27, 2026, the Company announced completion of enrollment in the first pivotal Phase 3 trial (COVE-2) studying YCANTH for the treatment of common warts and greater than 50% enrollment in the second pivotal Phase 3 trial (COVE-3). Topline data readouts for the trials are expected in the first quarter of 2027 and mid-2027, respectively.

•

On July 21, 2026, the Company announced an exclusive distribution, marketing and supply agreement with Medomie Pharma Ltd. regarding commercial rights for YCANTH for the treatment of molluscum contagiosum in Israel. The Company is working with Medomie to support their regulatory filing in Israel.

VP-315

•	On September 10 and 30, 2026, the Company announced encore poster presentations at various scientific meetings.

•

The Company is now exploring VP-315 for the treatment of patients with Gorlin syndrome, leveraging the extensive data from the completed Phase 2 study in sporadic BCC to this patient population with high disease burden and surgical fatigue, with no current FDA-approved products available for this indication. The Company is evaluating the potential study design and associated trial budget, and will update its business plan upon finalizing any study of VP-315 for the treatment of Gorlin syndrome

Corporate

•

On October 22, 2026, the Company announced achievement of milestones unlocking access to the remaining $15.0 million of non-dilutive growth capital under its $27.5 million credit facility with an entity controlled by Paul B. Manning, the Company’s Chairman and largest shareholder. With this additional borrowing capacity, based on the Company’s current business plan, the Company believes that its cash runway will extend into the fourth quarter of 2027, without giving effect to any potential clinical trial costs related to the study of VP-315 for the treatment of Gorlin syndrome.

Financial Results

Third Quarter 2026 Financial Results

•

Total revenue for the three months ended September 30, 2026, was $6.9 million compared to total revenue of $14.3 million for the three months ended September 30, 2025, which included a $10.0 million one-time milestone payment from Torii Pharmaceutical Co., Ltd., Verrica’s Japanese development partner.

•

U.S. YCANTH product revenue, net was $5.7 million for the quarter ended September 30, 2026, compared to net product revenue of $3.6 million for the quarter ended September 30, 2025. The increase in product revenue, net, was primarily related to increased deliveries of YCANTH to our distribution partners as well as improved yield from reduced spending on our co-pay assistance program.

•

License and collaboration revenue was $1.2 million for the quarter ended September 30, 2026, consisting primarily of commercial supply for Torii’s YCANTH launch in Japan, compared to license and collaboration revenue from Torii of $10.7 million for the three months ended September 30, 2025, which included $10.0 million of one-time milestone revenue, as well as $0.7 million of collaboration revenue for supplies and development activity with Torii.

•

Costs of product revenue were $0.6 million for the quarter ended September 30, 2026, compared to $0.8 million for the quarter ended September 30, 2025, consisting primarily of product costs related to the sale of YCANTH.

•

Selling, general and administrative expenses were $10.4 million for the quarter ended September 30, 2026, compared to $9.4 million for the same period in 2025. Excluding the impact of stock-based compensation, expenses were comparable to the prior period.

•

Research and development expenses were $7.6 million for the quarter ended September 30, 2026, compared to $2.2 million for the same period in 2025. Excluding the impact of stock-based compensation, the increase of $5.2 million was primarily attributable to an increase of $3.7 million in non-cash costs associated with the Phase 3 program for common warts, in addition to an increase of $1.3 million in expenses related to chemistry, manufacturing and controls across YCANTH and VP-315. The expense for the Phase 3 common warts program did not impact Verrica’s cash balance, as the first $40 million of payments for this program, representing approximately 90% of the current estimated study costs, will be made by Torii under the Company’s collaboration and license agreement.

•

Interest income was $45,000 for the quarter ended September 30, 2026, compared to $0.2 million for the quarter ended September 30, 2025. The decrease in interest income was primarily due to lower cash balances.

•

Interest expense was $0.3 million for the quarter ended September 30, 2026, compared to $2.1 million for the same period in 2025. The decrease of $1.8 million was related to the settlement and termination of the Company’s OrbiMed debt facility in November 2025, partially offset by imputed interest on the R&D funding liability and $0.1 million of interest expense on term loans borrowed under the Company’s new credit facility with an affiliate of Paul B. Manning, the Company’s Chairman and largest shareholder.

•	For the quarter ended September 30, 2026, net loss was $12.4 million, or $0.58 per share, compared to a net loss of $0.3 million, or $0.03 per share, for the same period in 2025.

•	For the quarter ended September 30, 2026, non-GAAP net loss was $10.5 million, or $0.49 per share, compared to a non-GAAP net income of $1.1 million, or $0.12 per share, for the same period in 2025.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude stock-based compensation expense and non-cash interest expense that are required by GAAP. Verrica excludes non-cash stock-based compensation expense from these non-GAAP measures to facilitate comparison to peer companies who also provide similar non-GAAP disclosures and because it reflects how management internally manages the business. In addition, Verrica excludes non-cash interest expense from these non-GAAP measures to facilitate an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies who also provide similar non-GAAP disclosures and because it is reflective of how management internally manages the business. Non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These measures have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About YCANTH® (VP-102)

YCANTH® is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin delivered via a single-use applicator that allows for precise topical dosing and targeted administration for the treatment of molluscum. YCANTH is the first and only healthcare professional-administered product approved by the FDA to treat adult and pediatric patients two years of age and older with molluscum contagiosum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. Please visit YCANTHPro.com for additional information.

YCANTH is now approved for the treatment of molluscum contagiosum in Japan based upon an additional Phase 3 trial of approximately 300 patients. YCANTH is being studied in a global Phase 3 program in the U.S. and Japan for use in the treatment of common warts.

About VP-315 (ruxotemitide)

VP-315 is a potential first-in-class oncolytic chemotherapeutic peptide immunotherapy administered directly into a tumor to induce immunogenic cell death and thereby unleash a broad spectrum of tumor antigens for T cell responses, which may offer a non-surgical option for patients suffering from skin cancer. The technology is based on pioneering research in “host defense peptides” – nature’s first line of defense towards foreign pathogens. Verrica holds an exclusive worldwide license to develop and commercialize VP-315 for certain dermatologic oncology indications, including non-metastatic melanoma and non-metastatic Merkel cell carcinoma. Verrica has focused on basal cell and squamous cell carcinomas as the lead indications for development and is now exploring the development of VP-315 for the treatment of patients with Gorlin syndrome, a rare disease that causes recurrent basal cell carcinomas over the life of the patient. VP-315 has demonstrated positive tumor-specific immune cell responses in multi-indication Phase 1/2 oncology trials.

About Verrica Pharmaceuticals Inc.

Verrica is a therapeutics company developing and commercializing medications for the treatment of dermatological diseases, including skin cancers. Verrica’s product YCANTH® (VP-102) (cantharidin), is the first and only healthcare professional-administered treatment approved by the FDA to treat adult and pediatric patients two years of age and older with molluscum contagiosum, a highly contagious viral skin infection affecting approximately 6 million people in the United States, primarily children. YCANTH® (VP-102) is also in development to treat common warts, the largest remaining unmet need in medical dermatology. Verrica has also entered a worldwide license agreement with Lytix Biopharma ASA to develop and commercialize VP-315 (ruxotemitide, formerly known as LTX-315 and VP-LTX-315) for non-melanoma skin cancers including basal cell carcinoma and squamous cell carcinoma. For more information, visit www.verrica.com.

About Dispensed Applicator Units

Dispensed applicator units represent applicators (a) shipped to healthcare professionals from Verrica’s contracted pharmacy partners for fulfillment, (b) sold by Verrica’s distribution partners to independent and regional pharmacies, and (c) sold to physician offices, hospitals and other clinics on a buy and bill basis.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include statements about the Company’s future commercial growth for YCANTH, the timing of topline data in the COVE-2 and COVE-3 trials, the potential approval of YCANTH in common warts, Verrica’s ability to borrow additional funds under the credit facility, Verrica’s cash runway, potential future payments pursuant to the agreement with Medomie, the clinical development and potential benefits of Verrica’s product candidates, including YCANTH (VP-102) and the Company’s exploration of development plans for VP-315 in BCC or Gorlin syndrome. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include risks and uncertainties related to market conditions and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2025, Verrica’s Quarterly Reports on Form 10-Q and other filings Verrica makes with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Selected Statements of Operations Data

(in thousands except share and per share data)

(unaudited)

	Three Months Ended September 30,
	2026	2025
Revenue
Product revenue, net	$5,697	$3,607
License and Collaboration revenue	1,217	10,737

Total revenue	6,914	14,344

Operating Expenses:
Cost of product revenue	583	754
Cost of collaboration revenue	565	355
Selling, general and administrative	10,356	9,403
Research and development	7,577	2,205

Total expenses	19,081	12,717

(Loss) income from operations	(12,167)	1,627
Interest income	45	159
Interest expense	(285)	(2,094)
Change in fair value of derivative liability	—	34

Net (loss) income	$(12,407)	$(274)

Net (loss) income per share
Basic and diluted	$(0.58)	$(0.03)

Weighted average common shares outstanding
Basic and diluted	21,305,025	9,490,083

VERRICA PHARMACEUTICALS INC.

Selected Statements of Operations Data

(in thousands except share and per share data)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Revenue
Product revenue, net	$15,080	$11,563
License and Collaboration revenue	2,719	18,922

Total revenue	17,799	30,485

Operating Expenses:
Cost of product revenue	1,562	1,517
Cost of collaboration revenue	1,353	523
Selling, general and administrative	30,694	27,103
Research and development	17,471	6,335
Legal settlement, net of insurance recovery	1,698	—

Total expenses	52,778	35,478

Loss from operations	(34,979)	(4,993)
Interest income	357	724
Interest expense	(609)	(6,428)
Change in fair value of derivative liability	—	886
Other expense	(11)	(1)

Net loss	$(35,242)	$(9,812)

Net loss per share
Basic and diluted	$(1.65)	$(1.03)

Weighted average common shares outstanding
Basic and diluted	21,305,025	9,489,173

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheets Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2026	2025
Cash	$14,394	$30,147
Accounts receivable	11,649	5,397
Deferred R&D services, current portion	1,491	1,958
Insurance recovery asset	2,333	—
Inventory	2,804	2,236
Prepaid expenses and other assets	3,728	2,801

Total current assets	36,399	42,539
Deferred R&D services, non-current portion	924	2,354
PP&E, Lease right-of-use asset, other	2,538	2,238

Total assets	$39,861	$47,131

Legal settlement liability	$4,000	$—
R&D funding liability	10,940	5,066
Term loans, net, related party	11,636	—
Other current and noncurrent liabilities	19,259	17,322

Total liabilities	45,835	22,388
Total stockholders’ (deficit) equity	(5,974)	24,743

Total Liabilities & Stockholders’ (Deficit) Equity	$39,861	$47,131

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30, 2026
	Loss from Operations	Net loss	Net loss per share (basic and diluted)
GAAP	$(12,167)	$(12,407)	$(0.58)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	1,420	1,420	0.07
Stock-based compensation - Research & Development (a)	465	465	0.02
Stock-based compensation - Cost of Product (a)	11	11	0.00
Stock-based compensation - Cost of Collaboration (a)	11	11	0.00
Non-cash interest expense (b)	—	4	0.00

Adjusted	$(10,260)	$(10,496)	$(0.49)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest expenses and legal settlement, net of insurance recovery are excluded because Verrica believes such exclusions facilitate comparisons to peer group companies and is reflective of how management internally manages the business.

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30, 2025
	Income from Operations	Net (loss) income	Net (loss) income per share
GAAP	$1,627	$(274)	$(0.03)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	431	431	0.05
Stock-based compensation - Research & Development (a)	287	287	0.03
Derivative liability change in value (b)	—	(34)	(0.00)
Non-cash interest expense (b)	—	716	0.08

Adjusted	$2,345	$1,126	$0.12

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest expenses and derivative liability change in value are excluded because Verrica believes such exclusions facilitate an understanding of the effects of the debt service obligation on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Nine Months Ended September 30, 2026
	Loss from Operations	Net loss	Net loss per share (basic and diluted)
GAAP	$(34,979)	$(35,242)	$(1.65)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	2,812	2,812	0.13
Stock-based compensation - Research & Development (a)	1,137	1,137	0.05
Stock-based compensation - Cost of Product (a)	33	33	0.00
Stock-based compensation - Cost of Collaboration (a)	35	35	0.00
Legal settlement, net of insurance recovery (b)	1,698	1,698	0.08
Non-cash interest expense (b)	—	4	0.00

Adjusted	$(29,264)	$(29,523)	$(1.39)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest expenses and legal settlement, net of insurance recovery are excluded because Verrica believes such exclusions facilitate an understanding of the effects of the debt service obligation on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

	Nine Months Ended September 30, 2025
	Loss from Operations	Net loss	Net loss per share
GAAP	$(4,993)	$(9,812)	$(1.03)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	1,804	1,804	0.19
Stock-based compensation - Research & Development (a)	828	828	0.09
Derivative liability change in value (b)		(886)	(0.09)
Non-cash interest expense (b)		2,075	0.22

Adjusted	$(2,361)	$(5,991)	$(0.63)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest expenses and derivative liability change in value are excluded because Verrica believes such exclusions facilitate an understanding of the effects of the debt service obligation on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

John Kirby

Interim Chief Financial Officer

jkirby@verrica.com

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com